Exhibit 10.8


                         FOURTH AMENDMENT TO AMENDED AND
                        RESTATED SECURED CREDIT AGREEMENT

         This Fourth Amendment to Amended and Restated Credit Agreement (the "AMENDMENT") is dated as of February 13, 2002 by and among Minnesota Corn Processors, LLC, a Colorado limited liability company (successor by merger to Minnesota Corn Processors, Inc.) (the "COMPANY"), the Banks, and Harris Trust and Savings Bank, as Agent.

                                  WITNESSETH:

         WHEREAS, the Company, the Banks and Harris Trust and Savings Bank, as Agent, have heretofore executed and delivered an Amended and Restated Credit Agreement dated as of November 4, 1998, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of September 21, 1999, as amended by that certain Assumption Agreement and Second Amendment to Amended and Restated Secured Credit Agreement dated as of June 30, 2000, and as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated October 18, 2000 (such Credit Agreement as so amended being referred to herein as the ("CREDIT AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended as follows.

         1. Section l.l(a) of the Credit Agreement is hereby amended by striking the date "October 1, 2002" in the last line thereof and substituting therefore date "October 1, 2003".

         2. The definition of "Applicable Margin" set forth in Section 4 of the Credit Agreement is hereby amended and restated to read as follows:

                  "APPLICABLE MARGIN" with respect to Domestic Rate Loans and Eurodollar Loans shall mean the following:

                  Applicable Domestic Rate Loan           0.0%
                  Margin

                  Applicable Eurodollar Loan Margin       2.0%

         3. Section 7.12 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

                  SECTION 7.12. CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, expend or become obligated for capital expenditures (as defined and classified in accordance with generally accepted accounting principles consistently applied but in any event including the liability of the Borrower in respect of Capitalized Leases) in any fiscal year in an aggregate amount in excess of $40,000,000.

         4. The Company represents and warrants to each Bank and the Agent that
(i) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby; (ii) after giving effect to this Amendment, no Potential Default and no Event of Default has occurred and is continuing; and (iii) without limiting the effect of the foregoing, the Company's execution, delivery and performance of this Amendment have been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Company.

         5. The Company has heretofore executed and delivered to the Agent the Security Documents and the Company hereby agrees that notwithstanding the execution and delivery of this Amendment, the Security Documents shall remain in full force and effect and shall secure all indebtedness of the Company to the Agent and the Banks under the Credit Agreement as amended hereby and that any rights and remedies of the Agent and the Banks thereunder, obligations of the Company thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

         6. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

                  (a) The Company, the Required Banks, and the Agent shall have executed and delivered this Amendment.

                  (b) Each of the representations and warranties set forth in
         Section 5 of the Credit Agreement shall be true and correct.

                  (c) The company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

                  (d) All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Agent and the Banks.


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


                  (e) The Company shall have executed and delivered to the Agent an Amended and Restated Security Agreement in form and substance satisfactory to the Agent and its counsel.

                  (f) The Agent shall have received for the ratable account of the Banks in accordance with their Revolving Credit Commitments a non-refundable amendment fee in an aggregate amount equal to $10,000.

                  (g) The Agent shall have received a copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment.

                  (h) The Agent shall have received the favorable opinion of counsel to the Company, in form and substance satisfactory to the Agent and its counsel.

         This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. All references to the Credit Agreement in any document shall be deemed to be references to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the internal laws of the State of Illinois.


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


Dated as of the date first above written.


                                    MINNESOTA CORN PROCESSORS, LLC


                                    By:     /s/ Daniel Stacken
                                        ----------------------------------------
                                    Title:  Vice President of Finance and CFO
                                           -------------------------------------


                                    HARRIS TRUST AND SAVINGS BANK, in its
                                      individual capacity as a Bank and as Agent


                                    By:     /s/ Robert H. Wolohan
                                        ----------------------------------------
                                    Title:  Vice President
                                           -------------------------------------


                                    U.S. BANK, NATIONAL ASSOCIATION


                                    By:     /s/ Sandra Sauer
                                        ----------------------------------------
                                    Title:  Vice President
                                           -------------------------------------


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